AGREEMENT AND PLAN OF MERGER

Among

FORTRESS AMERICA ACQUISITION CORPORATION

And

FAAC MERGER CORPORATION

June 29, 2005

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 29, 2005, among Fortress America Acquisition Corporation, a Delaware corporation (“Company”), and FAAC Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Fortress (“Subsidiary”).

RECITALS

WHEREAS, the respective boards of directors of each of the Company and the Subsidiary have approved the merger of Subsidiary with and into the Company with the Company as the surviving entity (the “Merger”) and approved the Merger upon the terms and conditions set forth in this Agreement; and

WHEREAS, the respective stockholders of each of the Company and the Subsidiary have approved the Merger;

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Subsidiary shall merge with and into Company and the separate corporate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”).

1.2 Effective Time. The Company will cause a Certificate of Merger to be executed and delivered to the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by the parties and specified in the Certificate of Merger (the “Effective Time”).

ARTICLE II

2.1 The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be identical to the certificate of incorporation of the Subsidiary (the “Charter”), until thereafter amended as provided therein or by applicable law; provided, however, that Article First of the certificate of incorporation of the Surviving Corporation shall read as follows: “Name. The name of this corporation is Fortress America Acquisition Corporation (the “Corporation”).”

2.2 The Bylaws. At the Effective Time, the bylaws of the Company as in effect at the Effective Time shall be the bylaws of the Surviving Corporation.

ARTICLE III

3.1  Directors. The directors of the Company at the Effective time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the bylaws and the Board of Directors of the Company shall take all such actions as may be necessary or appropriate to give effect to the foregoing.

3.2 Officers. The officers of the Company at the Effective time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected and appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the bylaws.

ARTICLE IV

4.1 Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Subsidiary or any holder of shares of common stock of the Company or the Subsidiary:

(a) Each share of common stock of the Company issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, remain issued and outstanding.

(b) All shares of common stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment shall be made with respect thereto.

ARTICLE V

5.1 Modification. Subject to the provisions of applicable law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented in writing only by the mutual consent of the parties hereto, by action of the board of directors of the respective parties.

5.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

5.3 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof.

5.4 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

5.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the authorized officers of the parties hereto as of the date first written above.

FORTRESS AMERICA ACQUISITION CORPORATION

By: /s/ Harvey L. Weiss
Harvey L. Weiss
President and Chief Executive Officer

FAAC MERGER CORPORATION

By: /s/ Harvey L. Weiss
Harvey L. Weiss
President and Chief Executive Officer